Exhibit 10.33

WALKER & DUNLOP, INC.

2015 EQUITY INCENTIVE PLAN

AS AMENDED AND RESTATED EFFECTIVE MAY 1, 2017

MANAGEMENT DEFERRED STOCK UNIT PURCHASE MATCHING PROGRAM

1.          INTRODUCTION

(a)         Adoption of the Program.  The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Walker & Dunlop, Inc. (the “Company”) adopted the Company’s Management Deferred Stock Unit Purchase Matching Program (the “Program”), effective January 10, 2013 (the “Effective Date”) to make matching awards covering shares of common stock, par value $0.01 per share (the “Stock”), in connection with Stock purchases made by eligible executives and its Affiliates under the Walker & Dunlop, Inc. Management Deferred Stock Unit Purchase Plan (the “Purchase Plan”).  The Program was originally established under the Walker & Dunlop, Inc. 2010 Equity Incentive Plan, as amended (the “2010 Plan”) and shall continue under the Walker & Dunlop, Inc. 2015 Equity Incentive Plan (as may be amended from time to time, the “2015 Plan”), which is an amendment and restatement of the 2010 Plan.  Unless otherwise defined in the Program, capitalized terms will have the meanings set forth in the 2015 Plan.

(b)        Purpose of the Program.  Eligible executives who purchase shares of Stock under the Purchase Plan will automatically receive an award of Restricted Stock Units or Deferred Stock Units under the Program (as described in Section 4(f)).  A “Restricted Stock Unit” is a right to receive one share of Stock subject to terms and conditions, such as a time-based vesting condition.  A “Deferred Stock Unit” is a right to receive one share of Stock, which provides for delivery of the underlying share of Stock after the date of vesting, at a time or times consistent with the requirements of Section 409A of the Code and all regulations, guidance, and other interpretive authority issued thereunder (collectively, “Section 409A”).  Restricted Stock Units and Deferred Stock Units are referred to together as “Stock Units.”

2.          ADMINISTRATION; AMENDMENT AND TERMINATION

(a)         The Committee.  The Program will be administered under the supervision of the Committee.  The Committee will prescribe guidelines and forms for the implementation and administration of the Program, interpret the terms of the Program, and make all other substantive decisions regarding the operation of the Program.  The Committee’s decisions in its administration of the Program are final, binding, and conclusive on all persons.

(b)        Amendment and Termination.  The Committee may amend, suspend, or terminate the Program at any time and for any reason.  No amendment, suspension, or termination will, without the consent of the Participant (as defined below), impair rights or obligations under any Stock Units previously awarded to the Participant under the Program.

3.          PARTICIPATION

Each executive of the Company and its Affiliates who is a Participant in the Purchase Plan will be a participant in the Program (the “Participant”) and will also be a Grantee under the 2015 Plan with respect to the award of Stock Units under the Program.

4.          PROGRAM AWARDS

(a)         Matching Award.  Subject to Section 4(b), each Participant will automatically receive an award of Stock Units equal to 50% of the Deferred Stock Units purchased by the Participant under the Purchase Plan, rounded down to the nearest whole Stock Unit (the “Matching Award”).  No fractional Stock Units will be awarded.  The Matching Award will be determined on the date that the Participant’s annual incentive bonus and/or Eligible Sales Commissions (the “Bonus”) are paid (the “Award Date”).  “Eligible Sales Commissions” are the sales commissions for the calendar year that exceed the minimum established by the Company in an individual’s Election Agreement (as defined below) and include only sales commissions the individual actually receives by December 31 of the calendar year in which the sales commissions are earned.  For purposes of a Bonus that consists of Eligible Sales Commissions, the Eligible Sales Commissions shall be treated as paid in the calendar year following the calendar year in which the Eligible Sales Commissions are earned and on the same Award Date as a Bonus that consists of an annual incentive bonus.  Notwithstanding the foregoing, the maximum number of Stock Units with respect to a Matching Award that a Participant will receive on an Award Date equals $500,000 divided by the Fair Market Value of a share of Stock on the Award Date, rounded down to the nearest whole Stock Unit.  The Stock Units granted with respect to the Matching Award will be credited to a bookkeeping account established and maintained for the Participant (an “Account”).

(b)        Condition to Receipt of Matching Award.  Notwithstanding anything to the contrary in the Program, in the event that the Participant’s actual Bonus (i) for purposes of a Bonus that consists of an annual incentive bonus, is less than 51% of such Participant’s target annual incentive bonus for a calendar year under the applicable incentive arrangement with the Company or any Affiliate or (ii) for purposes of a Bonus that consists of Eligible Sales Commissions, is equal to or less than the  Eligible Sales Commissions threshold (as that threshold is set by the Company or an Affiliate in the applicable agreement designating the individual as eligible to participate in the Plan), the Participant will not receive a Matching Award with respect to such calendar year.

(c)         Vesting of the Matching Award; Forfeiture.  Subject to the Participant’s continued Service from the Award Date through the vesting date, the Matching Award will vest in full on March 15 of the third calendar year following the Award Date (the “Vesting Date”).  The Participant will automatically forfeit to the Company all of the unvested Stock Units in his or her Account underlying Matching Awards made to the Participant under the Program on the date of the Participant’s termination of Service.  Notwithstanding the foregoing vesting schedule, the Stock Units will become 100% vested upon the termination of the Participant’s Service due to the Participant’s death or Disability.  In addition, notwithstanding the foregoing vesting schedule and provided that the Participant’s Service continues from the Award Date through the consummation of a Change in Control (as defined in Section 4(g)), the Stock Units will become 100% vested (i) if the Stock Units are not assumed, or equivalent awards are not substituted for the Stock Units, by the Company or its successor, or (ii) if assumed or substituted for, upon the Participant’s involuntary dismissal by the Company or its successor for reasons other than Cause, or the Participant’s voluntary resignation for Good Reason (as defined below), provided that such termination is effective within 24 months following the Change in Control.  For purposes of the Program, “Good Reason” will have the meaning assigned to such term in any applicable written employment or severance agreement, plan, or arrangement between the Company or an Affiliate and the Participant, or if none, means the occurrence of one or more of the following without the Participant’s express written consent: (A) the assignment of substantial duties or responsibilities inconsistent with the Participant’s position at the Company or an Affiliate, or any other action by the Company or an Affiliate that results in a substantial diminution of the Participant’s duties or responsibilities; (B) a requirement that the Participant work principally from a location outside the 20-mile radius from the Company’s or the Affiliate’s principal place of business; or (C) a substantial reduction in the Participant’s aggregate base salary and other compensation taken as a whole, excluding any reductions caused by the failure to achieve performance targets.  To qualify as a voluntary resignation for Good Reason, the Participant must (I) provide notice to the Company or the Affiliate of any of the foregoing occurrences within 90 days of the initial occurrence, and the Company or the Affiliate will have 30 days to remedy such occurrence, and (II) terminate the Participant’s Service at a time agreed reasonably with the Company or the Affiliate, but in any event within 120 days from the initial occurrence of any of the foregoing events.

(d)        Election.  In connection with the Participant’s purchase of Deferred Stock Units under the Purchase Plan, each Participant will file a completed Bonus Deferral Election Agreement or Sales Commission Deferral Election Agreement (each, an “Election Agreement”) with the Company, on a form prescribed by the Committee, during the Open Enrollment Period.  For purposes of the Plan, “Open Enrollment Period” means (i) the period of time beginning on December 1 and ending on December 31 of the calendar year preceding the calendar year for which a Bonus is earned, or (ii) if otherwise determined by the Committee or an officer of the Company designated by the Committee, a period of 30 consecutive days ending no later than December 31 of the calendar year preceding the calendar year for which a Bonus is earned.  For purposes of a Bonus that consists of Eligible Sales Commissions, the Bonus is treated as earned in the calendar year in which the transaction giving rise to the sales commission is rate locked and delivered to the investor.  The “Election Date” is the last day of the Open Enrollment Period of the applicable calendar year.

(e)         Distribution Election; Issuance of Shares.  The Election Agreement for each Participant will specify a distribution date for Deferred Stock Units purchased under the Purchase Plan (the “Distribution Date”), which Distribution Date will also apply to the Stock Units awarded under the Program.  Any election of a Distribution Date is irrevocable as of the Election Date.  The Company will issue to the Participant one share of Stock for each vested Stock Unit on the Distribution Date.  Notwithstanding anything to the contrary in the Plan, if the Distribution Date for a Stock Unit is the effective date of the Participant’s Separation from Service from the Company, and on the date of the Participant’s Separation from Service, the Participant is a “specified employee” within the meaning of Section 409A, the shares will be issued on the later to occur of (A) the scheduled Distribution Date and (B) the first day of the seventh month following the date of the Participant’s Separation from Service or, if earlier, the date of the Participant’s death.

(f)         Election of Matching Award Type.  The type of Matching Award granted to the Participant will be determined based on the Participant’s Distribution Date election under the Purchase Plan.  If the Participant elects a Termination Date Election or a Deferred Distribution Date Election (as these terms are defined in the Purchase Plan), the Participant will receive a Matching Award of Deferred Stock Units.  If the Participant elects a Vesting Date Election (as defined under the Purchase Plan), the Participant will receive a Matching Award of Restricted Stock Units.

(g)         Change in Control.

(i)          The Program and Stock Units that are outstanding will continue in the manner and under the terms so provided in the event of any Change in Control (as defined below), with appropriate adjustments as to the number and type of shares underlying the award (disregarding any consideration that is not common stock).

(ii)         In connection with a Change in Control (as defined below) and notwithstanding anything in Sections 2(b) or 6(e) to the contrary, the Company may, in accordance with Treasury Regulation Section 1.409A-3(j)(4)(ix)(B), terminate the Program and cause the outstanding Stock Units to be terminated with the effect that shares of Stock subject to such Stock Units will be delivered immediately prior to the occurrence of the Change in Control.

For purposes of the Program, “Change in Control” will have the same meaning as defined in the 2015 Plan.  Notwithstanding the foregoing, for purposes of the Program, in no event will a Change in Control be deemed to have occurred if the transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(h)        Award Agreements.  Each award of Stock Units granted under the Program will be evidenced by an Award Agreement between the Company and the Participant memorializing the terms and conditions of the Stock Units.

5.          ISSUANCE OF SHARES OF STOCK DUE TO UNFORESEEABLE EMERGENCY

(a)         Request for Issuance.  If a Participant suffers an Unforeseeable Emergency (as defined below), he or she may submit a written request to the Committee for the issuance of the shares of Stock underlying vested Deferred Stock Units in the Participant’s Account.  For purposes of the Program, “Unforeseeable Emergency” means a severe financial hardship of the Participant resulting from (i) an illness or accident of the Participant, the Participant’s spouse, or the Participant’s dependent; (ii) a loss of the Participant’s property due to casualty; or (iii) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, as determined in the sole discretion of the Committee and in accordance with the requirements of Section 409A.

(b)        No Payment if Other Relief is Available.  The Committee will evaluate the Participant’s request for payment due to an Unforeseeable Emergency taking into account the Participant’s and the requirements of Section 409A.  In no event will shares of Stock be issued under this Section 5 to the extent the Participant’s hardship can be relieved: (i) through reimbursement or compensation by insurance or otherwise; or (ii) by liquidation of the Participant’s assets, to the extent that liquidation of the Participant’s assets would not itself cause severe financial hardship.

(c)         Limitation on Issuance of Shares of Stock.  The number of shares of Stock issued on account of an Unforeseeable Emergency will not exceed the amount reasonably necessary to satisfy the Participant’s financial need, including amounts necessary to pay any federal, state, local, or foreign taxes or penalties reasonably anticipated to result from the issuance of shares of Stock, as determined by the Committee.

(d)        Cancellation of Deferrals.  If a Participant receives an issuance of shares of Stock on account of an Unforeseeable Emergency, the Participant’s Election Agreement for the Election Date in the same calendar year as the date of such issuance will be cancelled, and no deferrals will be made with respect to such Election Agreement.

6.          BENEFICIARY DESIGNATION

In the event of a Participant’s death, the Company will issue the shares of Stock underlying the Stock Units in the Participant’s Account to the Participant’s designated beneficiaries.  If the Participant fails to complete a valid beneficiary designation, the Participant’s beneficiary will be his or her estate.

7.          TRANSFERABILITY

During a Participant’s lifetime, any issuance of shares of Stock under the Program will be made only to the Participant.  Stock Units may not be transferred, assigned, pledged, or hypothecated, whether by operation of law or otherwise, nor may the Stock Units be made subject to execution, attachment, or similar process.

8.          WITHHOLDING

In the event that the Company or an Affiliate determines that any federal, state, local, or foreign tax or withholding payment is required relating to the award of Stock Units under the Program or the issuance of shares with respect to Stock Units under the Program, the Participant shall satisfy such tax or withholding payment by (a) tendering a cash payment, (b) to the extent the shares are otherwise issuable pursuant to a Stock Unit, entering into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby the Participant irrevocably elects to sell a portion of the shares of Stock to be delivered in connection with the Stock Units to satisfy withholding obligations and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the withholding obligations directly to the Company or an Affiliate, or (c) to the extent the shares are otherwise issuable pursuant to a Stock Unit and unless otherwise determined by the Committee, having the Company withhold the delivery of shares of Stock otherwise deliverable to a Participant under the Program to meet such obligations; provided, that the shares of Stock so withheld will have an aggregate Fair Market Value not exceeding the maximum statutory tax rates applicable in your jurisdiction; provided, further, that, such shares shall be rounded up to the nearest whole share of Stock to the extent rounding up to the nearest whole share does not result in the liability classification of the Stock Units under generally accepted accounting principles in the United States of America. In the event the Participant fails to make arrangements for such tax or withholding payment in a manner that is reasonably acceptable to the Company, the Company shall withhold shares of Stock as provided in clause (c) of this paragraph, except to the extent it would result in adverse tax consequences under Section 409A and except to the extent the Committee determines that it will instead deduct from payments of any kind otherwise due to a Participant.

9.          FORFEITURE; RECOUPMENT; CLAWBACK

(a)         The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant with respect to a Matching Award on account of actions taken by, or failed to be taken by, the Participant in violation or breach of or in conflict with any (i) employment agreement, (ii) non-competition agreement, (iii) agreement prohibiting solicitation of employees or clients of the Company or any Affiliate, (iv) confidentiality obligation with respect to the Company or an Affiliate, (v) Company or Affiliate policy or procedure, (vi) other agreement, or (vii) any other obligation of the Participant to the Company or any Affiliate, as and to the extent specified in the Award Agreement.  The Committee may annul an outstanding Matching Award if the Participant is terminated for Cause or for “cause” as defined in any other written agreement between the Company or any Affiliate and the Participant, as applicable.

(b)        Any Matching Award granted under the Program will be subject to mandatory repayment by the Participant to the Company (i) to the extent set forth in the Plan or an Award Agreement or (ii) to the extent the Participant is, or in the future becomes, subject to (A) any Company or Affiliate “clawback” or recoupment policy that is adopted to comply with the requirements of any Applicable Laws or otherwise, or (B) any Applicable Laws that impose mandatory recoupment, under circumstances set forth in such Applicable Laws.

(c)         If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under Applicable Laws, the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and any Participant who knowingly engaged in the misconduct, was grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct, or was grossly negligent in failing to prevent the misconduct, will reimburse the Company the amount of any payment in settlement of a Matching Award earned or accrued during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document that contained such material noncompliance.

(d)        Notwithstanding any other provision of the Program or any provision of any Award Agreement, if the Company is required to prepare an accounting restatement, then Participants will forfeit any Stock received in connection with a Matching Award (or an amount equal to the Fair Market Value of such Stock on the date of delivery if the Participant no longer holds the shares of Stock) if pursuant to the terms of the Award Agreement for such Matching Award, the Bonus used to purchase Deferred Stock Units under the Purchase Plan for which the Matching Award was based was explicitly based on the achievement of pre-established performance goals set forth in the applicable arrangement governing the Bonus (including earnings, gains, or other criteria) that are later determined, as a result of the accounting restatement, not to have been achieved.

10.        GENERAL PROVISIONS

(a)         Requirements of Law.  The Company will not be required to sell or issue any shares of Stock with respect to a Matching Award if the sale or issuance of such shares of Stock would constitute a violation by the Participant, the Company, an Affiliate, or any other Person of any provision of the Company’s certificate of incorporation or bylaws or of Applicable Laws, including without limitation any federal or state securities laws or regulations.  If at any time the Company determines, in its discretion, that the listing, registration, or qualification of any shares of Stock with respect to any Matching Award upon any Stock Exchange or Securities Market or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the sale, issuance, or purchase of shares of Stock under the Program, no shares of Stock may be sold or issued to the Participant or any other Person with respect to such Matching Award unless such listing, registration, qualification has been effected or obtained free of any conditions not acceptable to the Company.  The Company may, but will in no event be obligated to, register any Capital Stock covered by the Program pursuant to the Securities Act.  The Company is not obligated to take any affirmative action to cause the issuance of shares of Stock pursuant to the Program to comply with any Applicable Laws.

(b)        No Right to Continued Service.  No provision in the Program, any Award Agreement, or in any Election Agreement will be construed to confer upon any Person the right to remain in the Service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or any Affiliate either to increase or decrease the compensation or other payments to any Person at any time, or to terminate any Service or other relationship between any Persons and the Company or any Affiliate.

(c)         Disclaimer of Rights.  The obligation of the Company to pay any benefits pursuant to the Program will be interpreted as a contractual obligation to pay only those amounts described in the Program, in the manner and under the conditions prescribed in the Program.  The Program and the award of Stock Units under the Program will in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Participant or beneficiary under the Program.  Participants in the Program will have no rights under the Program other than those of a general unsecured creditor of the Company.  Stock Units represent unfunded and unsecured obligations of the Company, subject to the terms and conditions of the Program, the applicable Award Agreement, and the Election Agreement.

(d)        No Obligation to Minimize Taxes.  The Company has no duty or obligation to minimize the tax consequences of a Stock Unit award under the Program and makes no guarantee regarding the tax treatment of any such Stock Unit award.

(e)         Other Provisions.  Each Matching Award under the Program may contain such other terms and conditions not inconsistent with the Program as the Committee determines, in its sole discretion, and specifies in the applicable Award Agreement.

(f)         Severability.  If any provision of the Program, any Award Agreement, or any Election Agreement is determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions of the Program, the Award Agreement, and the Election Agreement will be severable and enforceable in accordance with their terms, and all provisions will remain enforceable in any other jurisdiction.

(g)         Governing Law.  The validity and construction of the Program and the instruments evidencing the Matching Awards granted under the Program will be governed by, and construed and interpreted in accordance with, the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Program and the instruments evidencing the Matching Awards granted under the Program to the substantive laws of any other jurisdiction.

(h)        Section 409A.  The Program is intended to comply with Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Program will be interpreted and administered to be in compliance with Section 409A.  Notwithstanding anything to the contrary in the Program, neither the Company, its Affiliates, the Board, nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A, and neither the Company, its Affiliates, the Board, nor the Committee will have any liability to any Participant for such tax or penalty.

(i)         Governing Plan Document.  The Program is subject to all of the provisions of the 2015 Plan and is further subject to all interpretations, amendments, rules, and regulations that may from time to time be promulgated and adopted by the Committee, the Board, or the Company pursuant to the 2015 Plan.  In the event of any conflict between the provisions of the Program and those of the 2015 Plan, the provisions of the 2015 Plan will control.